Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

FOURTH QUARTER AND FULL-YEAR 2022

EARNINGS RELEASE & SUPPLEMENTAL FINANCIAL INFORMATION

THE STUART
188 Apartment Homes
Pasadena, CA

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

INVESTOR RELATIONS
Rylan Burns, GVP of Private Equity & Finance
(650) 655-7800

FOURTH QUARTER 2022
EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Earnings Press Release	Pages 1 - 10

Consolidated Operating Results	S-1 & S-2

Consolidated Funds from Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios	S-6

Portfolio Summary by County	S-7

Operating Income by Quarter	S-8

Same-Property Operating Results by County, Quarter-to-Date	S-9

Same-Property Operating Results by County, Year-to-Date	S-9.1

Same-Property Operating Expenses, Quarter and Year-to-Date	S-10

Development Pipeline	S-11

Capital Expenditures	S-12

Co-Investments and Preferred Equity Investments	S-13

Assumptions for 2023 FFO Guidance Range.	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth on a GAAP basis	S-16

2023 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

Divergent Supply Trends in 2023 are Set to Benefit Essex's Relative Market Fundamentals	S-17.1

Reconciliations of Non-GAAP Financial Measure and Other Terms	S-18.1 – S-18.4

Essex Announces Fourth Quarter and Full-Year 2022
Results and 2023 Guidance

San Mateo, California—February 7, 2023—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its fourth quarter and full-year 2022 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and twelve months ended December 31, 2022 are detailed below.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2022	2021	Change	2022	2021	Change
Per Diluted Share
Net Income	$2.86	$2.10	36.2%	$6.27	$7.51	-16.5%
Total FFO	$3.77	$4.30	-12.3%	$13.70	$13.98	-2.0%
Core FFO	$3.77	$3.25	16.0%	$14.51	$12.49	16.2%

Fourth Quarter and Full-Year 2022 Highlights:

•
Reported Net Income per diluted share for the fourth quarter of 2022 of $2.86, compared to $2.10 in the fourth quarter of 2021. For the full year, the Company reported Net Income per diluted share of $6.27 compared to $7.51 in 2021.

•	Grew Core FFO per diluted share by 16.0% compared to the fourth quarter of 2021 and 16.2% for full-year 2022, exceeding the high-end of the Company’s original guidance range.

•
Achieved same-property revenue and net operating income (“NOI”) growth of 10.5% and 13.3%, respectively, compared to the fourth quarter of 2021. For the full year, same-property revenue and NOI grew by 10.3% and 13.2%, respectively both exceeding the high-end of the Company’s original guidance range.

•
For the full year, the Company acquired or increased its ownership interest in three apartment communities for a total contract price of $215.9 million and disposed of one apartment community for a total contract price of $160.0 million.

•
For the full year, the Company committed $127.0 million to nine structured finance investments at a weighted average return of 10.2% and received $243.1 million in redemption proceeds from seven investments at a weighted average return of 10.4%.

•
Repurchased 149,209 shares of common stock in the fourth quarter, totaling $31.8 million at an average price per share of $212.95. For the full year, the Company repurchased 740,053 shares of its common stock, totaling $189.7 million at an average price per share of $256.37.

•	As of February 6, 2023, the Company had approximately $1.3 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“Essex posted solid results in 2022, exceeding our expectations and continuing our recovery from the severe economic disruption from the COVID-19 pandemic. Strong job growth on the West Coast contributed to our positive results, driving demand in support of one of the largest increases to Core FFO in the Company’s history. The West Coast housing markets will soon be fully recovered from debilitating regulations established in the initial phases of the COVID-19 pandemic, setting the stage for results that are more consistent with our long-term track record of outperformance”, stated Michael J. Schall, President and CEO. Mr. Schall continued, “In connection with my planned retirement as CEO, I am highly confident that the Company’s culture of disciplined capital allocation and value creation is in capable hands with Angela Kleiman and her leadership team, which I believe will drive shareholder returns for many years to come.”

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021, and the sequential percentage change for the quarter ended December 31, 2022 compared to the quarter ended September 30, 2022, by submarket for the Company:

	Q4 2022 vs. Q4 2021	Q4 2022 vs. Q3 2022	% of Total
	Revenue Change	Revenue Change	Q4 2022 Revenue
Southern California
Los Angeles County	9.9%	1.1%	18.7%
Orange County	10.5%	2.0%	10.9%
San Diego County	14.2%	1.7%	8.8%
Ventura County	8.7%	-0.9%	4.0%
Total Southern California	10.8%	1.3%	42.4%
Northern California
Santa Clara County	10.8%	0.7%	18.6%
Alameda County	5.3%	-0.7%	8.0%
San Mateo County	11.5%	-2.2%	4.6%
Contra Costa County	7.3%	-0.5%	5.5%
San Francisco	8.5%	0.4%	2.7%
Total Northern California	9.0%	-0.1%	39.4%
Seattle Metro	12.9%	1.8%	18.2%
Same-Property Portfolio	10.5%	0.8%	100.0%

The table below illustrates the components that drove the change in same-property revenues on a year-over-year basis for the three and twelve months ended December 31, 2022, and on a sequential basis for the three months ended December 31, 2022.

Same-Property Revenue Components	Q4 2022 vs. Q4 2021	YTD 2022 vs. YTD 2021	Q4 2022 vs. Q3 2022
Scheduled Rents	8.2%	7.2%	1.0%
Delinquencies	0.7%	0.7%	0.3%
Cash Concessions	1.0%	2.3%	-0.8%
Vacancy (1)	-0.3%	-0.6%	0.0%
Other Income	0.9%	0.7%	0.3%
2022 Same-Property Revenue Growth	10.5%	10.3%	0.8%

(1)	Higher vacancy in Q4 2022 and full-year 2022 is primarily attributable to above-average turnover related to delinquency.

	Year-Over-Year Change			Year-Over-Year Change
	Q4 2022 compared to Q4 2021			YTD 2022 compared to YTD 2021
	Revenue	Operating Expenses	NOI	Revenue	Operating Expenses	NOI
Southern California	10.8%	4.9%	13.3%	11.3%	4.6%	14.3%
Northern California	9.0%	4.4%	11.1%	8.4%	4.8%	10.1%
Seattle Metro	12.9%	1.0%	18.5%	12.0%	-0.1%	17.9%
Same-Property Portfolio	10.5%	4.0%	13.3%	10.3%	3.8%	13.2%

	Sequential Change
	Q4 2022 compared to Q3 2022
	Revenue	Operating Expenses	NOI
Southern California	1.3%	-0.8%	2.1%
Northern California	-0.1%	-2.6%	0.9%
Seattle Metro	1.8%	-0.3%	2.7%
Same-Property Portfolio	0.8%	-1.5%	1.8%

	Financial Occupancies
	Quarter Ended
	12/31/2022	9/30/2022	12/31/2021
Southern California	96.4%	96.2%	96.2%
Northern California	95.8%	96.0%	96.1%
Seattle Metro	95.8%	95.4%	95.7%
Same-Property Portfolio	96.0%	96.0%	96.1%

Investment Activity

Dispositions

In November 2022, the Company sold a community located in Anaheim, CA, containing 250 apartment homes, for a total contract price of $160.0 million, or $640,000 per apartment home at a 4.3% disposition yield. The Company recognized a $94.4 million gain on sale during the quarter, which has been excluded from Total and Core FFO.

Other Investments

In October 2022, the Company originated a subordinated loan investment for the development of a multifamily community totaling $32.1 million at a return of 11.3%. The investment is expected to be fully funded by the second quarter of 2023. For the full year, the Company committed $127.0 million to seven preferred equity investments and two subordinated loan investments at a weighted average return of 10.2%.

In the fourth quarter of 2022, the Company received cash proceeds of $124.7 million from the full redemption of one preferred equity investment and two subordinated loan investments at a weighted average return of 10.1%. For the full year, the Company received cash proceeds of $243.1 million from the full redemption of three preferred equity investments and two subordinated loan investments and the partial redemption of two preferred equity investments at a weighted average return of 10.4%.

liquidity and balance sheet

Common Stock

In the fourth quarter of 2022, the Company repurchased 149,209 shares of its common stock totaling $31.8 million, including commissions, at an average price per share of $212.95. For the full year, the Company repurchased 740,053 shares of its common stock totaling $189.7 million, including commissions, at an average price per share of $256.37.

Subsequent to quarter end through February 6, 2023, the Company repurchased 63,700 shares of its common stock totaling $13.4 million, including commissions, at an average price per share of $210.98. As of February 6, 2023, the Company had $384.9 million of purchase authority remaining under the Company’s stock repurchase plan.

Balance Sheet

In October 2022, the Company obtained a new $300.0 million unsecured term loan priced at Adjusted SOFR plus 0.85%. The loan has been swapped to an all-in fixed rate of 4.2% and matures in October 2024 with three 12-month extension options, exercisable at the Company’s option. The loan includes a 6-month delayed draw feature with the proceeds expected to be drawn in April 2023 to repay the Company’s $300.0 million unsecured notes due in May 2023. As a result, the Company currently anticipates no refinancing needs until 2024.

As of February 6, 2023, the Company had approximately $1.3 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

2023 Full-Year Guidance and Key Assumptions

Per Diluted Share	Range	Midpoint
Net Income	$5.35 - $5.79	$5.57
Total FFO	$14.53 - $14.97	$14.75
Core FFO	$14.53 - $14.97	$14.75
Q1 2023 Core FFO	$3.51 - $3.63	$3.57

U.S. Economic Assumptions
GDP Growth	0.4%
Job Growth	-0.2%

ESS Markets Economic Assumptions
Job Growth	0.4%
Market Rent Growth	2.0%

Estimated Same-Property Portfolio Growth based on 50,064 Apartment Homes		Midpoint Cash-Basis	Midpoint GAAP-Basis
Revenues	3.25% to 4.75%	4.00%	4.40%
Operating Expenses	4.50% to 5.50%	5.00%	5.00%
Net Operating Income	2.30% to 4.90%	3.60%	4.10%

Other Key Assumptions

•	Acquisition and disposition investment activities will be subject to market conditions and cost of capital, consistent with the Company’s historical practice of creating NAV and FFO per share.
•
Structured finance redemptions are expected to be approximately $100 million, the proceeds of which will be reinvested back into structured finance investments or other new investments, subject to market conditions and cost of capital.

•
Total development spending in 2023 for one existing project under construction is expected to be approximately $15 million at the Company’s pro rata share. The Company does not currently plan to start any new developments during 2023.

•	Revenue generating capital expenditures are expected to be approximately $50 - $100 million at the Company’s pro rata share.

2023 Core FFO Per Diluted Share Guidance Midpoint versus Full-Year 2022

The table below provides a summary of income statement changes between the Company’s 2022 Core FFO per diluted share and its 2023 Core FFO per diluted share guidance midpoint.

2023 Core FFO Per Diluted Share Guidance Midpoint versus 2022	Midpoint
2022 Core FFO Per Diluted Share	$14.51
NOI from Consolidated Communities	0.58
Net Interest Expense (Consolidated)	(0.12)
Interest and Other Income	(0.06)
FFO from Co-Investments	(0.15)
G&A and Other	(0.10)
Impact from Weighted Average Shares Outstanding	0.09
2023 Core FFO Per Diluted Share Guidance Midpoint	$14.75

Notable Impacts to The Midpoint of 2023 and Q1 2023 Core FFO Per Diluted Share

	Full-Year 2023 vs. 2022	Q1 2023 vs. Q4 2022	Commentary
Net Delinquency(1)	($0.18)	($0.12)
Anticipated to be worse in 2023 due to majority of government reimbursements processed in 2022 and uncertainty regarding timing of evictions in Los Angeles. Net delinquency is forecasted to reduce same-property revenue growth by 70 basis points in 2023. The Company has cumulative uncollected cash delinquencies of $89.9M since the start of COVID which it continues to work to collect.

Total Interest Expense (at Pro Rata)	($0.32)	($0.02)
Attributed to increases in short-term interest rates by the Federal Reserve and higher borrowing costs on refinancing. Essex has low variable rate exposure with approximately 4% on a consolidated basis and approximately 8% including its pro rata share in co-investments.

Structured Finance Income	($0.07)	($0.03)
Due to the timing of redemptions in the fourth quarter of 2022 as well as a preferred equity investment in Oakland for which the Company is no longer accruing income. The remainder of the Company's structured finance portfolio continues to perform as expected.

Total Impact ($)	($0.57)	($0.17)(2)
Total Impact (%)	3.9%	4.5%

(1)	For additional details regarding the Company’s net delinquency, please see page S-16 of the supplemental financial information.
(2)	The remaining $0.03 of sequential decline compared to Q4 2022 is primarily attributable to increases in operating expenses.

For additional details regarding the Company’s 2023 FFO guidance range, please see page S-14 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, February 8, 2023 at 10:00 a.m. PT (1:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2022 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13735125. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 252 apartment communities comprising approximately 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and twelve months ended December 31, 2022 and 2021 (in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
Funds from Operations attributable to common stockholders and unitholders	2022	2021	2022	2021
Net income available to common stockholders	$185,165	$136,874	$408,315	$488,554
Adjustments:
Depreciation and amortization	135,758	132,179	539,319	520,066
Gains not included in FFO	(94,416)	-	(111,839)	(145,253)
Impairment loss from unconsolidated co-investments	2,105	-	2,105	-
Depreciation and amortization from unconsolidated co-investments	18,053	16,467	72,585	61,059
Noncontrolling interest related to Operating Partnership units	6,497	4,788	14,297	17,191
Depreciation attributable to third party ownership and other	(357)	(159)	(1,421)	(571)
Funds from Operations attributable to common stockholders and unitholders	$252,805	$290,149	$923,361	$941,046
FFO per share – diluted	$3.77	$4.30	$13.70	$13.98
Expensed acquisition and investment related costs	$1,884	$39	$2,132	$203
Deferred tax (benefit) expense on unconsolidated co-investments (1)	(2,373)	10,277	(10,236)	15,668
Gain on sale of marketable securities	(6)	(901)	(12,436)	(3,400)
Change in unrealized (gains) losses on marketable securities, net	(5,573)	(9,332)	57,983	(33,104)
Provision for credit losses	(317)	251	(381)	141
Equity loss (income) from non-core co-investments (2)	6,928	(36,336)	38,045	(55,602)
Loss on early retirement of debt, net	-	28	2	19,010
Loss on early retirement of debt from unconsolidated co-investments	-	7	988	25
Co-investment promote income	-	-	(17,076)	-
Income from early redemption of preferred equity investments and notes receivable	(811)	(209)	(1,669)	(8,469)
General and administrative and other, net	209	261	2,536	1,026
Insurance reimbursements, legal settlements, and other, net	(315)	(35,044)	(5,392)	(35,234)
Core Funds from Operations attributable to common stockholders and unitholders	$252,431	$219,190	$977,857	$841,310
Core FFO per share – diluted	$3.77	$3.25	$14.51	$12.49
Weighted average number of shares outstanding diluted (3)	67,003,718	67,480,346	67,374,526	67,335,261

(1)	Represents deferred tax (benefit) expense related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company's share of co-investment loss (income) from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Earnings from operations	$228,143	$101,262	$595,229	$529,995
Adjustments:
Corporate-level property management expenses	10,172	9,076	40,704	36,211
Depreciation and amortization	135,758	132,179	539,319	520,066
Management and other fees from affiliates	(2,826)	(2,431)	(11,139)	(9,138)
General and administrative	16,036	17,092	56,577	51,838
Expensed acquisition and investment related costs	1,884	39	2,132	203
Gain on sale of real estate and land	(94,416)	-	(94,416)	(142,993)
NOI	294,751	257,217	1,128,406	986,182
Less: Non-same property NOI	(22,437)	(16,854)	(76,027)	(56,267)
Same-Property NOI	$272,314	$240,363	$1,052,379	$929,915

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued evolution of the work-from-home trend as well as other impacts on the Company’s financials and operating results in light of the COVID-19 pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, inflation, the labor market, supply chain impacts and ongoing hostilities between

Russia and Ukraine, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: potential future outbreaks of infectious diseases or other health concerns, which could adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; as well as uncertainties regarding hostilities between Russia and the Ukraine and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Group Vice President of Private Equity & Finance
(650) 655-7800
rburns@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues:
Rental and other property	$412,357	$369,165	$1,595,675	$1,431,418
Management and other fees from affiliates	2,826	2,431	11,139	9,138
	415,183	371,596	1,606,814	1,440,556

Expenses:
Property operating	117,606	111,948	467,269	445,236
Corporate-level property management expenses	10,172	9,076	40,704	36,211
Depreciation and amortization	135,758	132,179	539,319	520,066
General and administrative	16,036	17,092	56,577	51,838
Expensed acquisition and investment related costs	1,884	39	2,132	203
	281,456	270,334	1,106,001	1,053,554
Gain on sale of real estate and land	94,416	-	94,416	142,993
Earnings from operations	228,143	101,262	595,229	529,995
Interest expense, net (1)	(51,101)	(47,849)	(196,891)	(192,351)
Interest and other income (loss)	12,531	49,988	(19,040)	98,744
Equity income from co-investments	2,274	51,029	26,030	111,721
Deferred tax benefit (expense) on unconsolidated co-investments	2,373	(10,277)	10,236	(15,668)
Loss on early retirement of debt, net	-	(28)	(2)	(19,010)
Gain on remeasurement of co-investment	-	-	17,423	2,260
Net income	194,220	144,125	432,985	515,691
Net income attributable to noncontrolling interest	(9,055)	(7,251)	(24,670)	(27,137)
Net income available to common stockholders	$185,165	$136,874	$408,315	$488,554

Net income per share - basic	$2.86	$2.10	$6.27	$7.51

Shares used in income per share - basic	64,727,333	65,164,191	65,079,764	65,051,465

Net income per share - diluted	$2.86	$2.10	$6.27	$7.51

Shares used in income per share - diluted	64,731,222	65,331,744	65,098,186	65,088,874

(1)	Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021

Rental and other property
Rental income	$406,698	$363,979	$1,573,368	$1,410,197
Other property	5,659	5,186	22,307	21,221
Rental and other property	$412,357	$369,165	$1,595,675	$1,431,418

Property operating expenses
Real estate taxes	$46,324	$44,959	$183,918	$180,367
Administrative	21,931	21,541	89,234	87,253
Maintenance and repairs	24,912	23,836	98,650	91,298
Utilities	24,439	21,612	95,467	86,318
Property operating expenses	$117,606	$111,948	$467,269	$445,236

Interest and other income (loss)
Marketable securities and other income	$5,488	$5,627	$20,119	$23,065
Gain on sale of marketable securities	6	901	12,436	3,400
Income from early redemption of notes receivable	811	192	811	4,939
Provision for credit losses	317	(251)	381	(141)
Change in unrealized gains (losses) on marketable securities, net	5,573	9,332	(57,983)	33,104
Insurance reimbursements, legal settlements, and other, net	336	34,187	5,196	34,377
Interest and other income (loss)	$12,531	$49,988	$(19,040)	$98,744

Equity income from co-investments
Equity loss from co-investments	$(1,930)	$(1,343)	$(4,908)	$(4,832)
Income from preferred equity investments	13,258	15,169	53,946	56,589
Equity (loss) income from non-core co-investments	(6,928)	36,336	(38,045)	55,602
Non-core (loss) gain from unconsolidated co-investments	(21)	-	196	-
Impairment loss from unconsolidated co-investment	(2,105)	-	(2,105)	-
Legal settlement from unconsolidated co-investment	-	857	-	857
Loss on early retirement of debt from unconsolidated co-investments	-	(7)	(988)	(25)
Co-investment promote income	-	-	17,076	-
Income from early redemption of preferred equity investments	-	17	858	3,530
Equity income from co-investments	$2,274	$51,029	$26,030	$111,721

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$6,497	$4,788	$14,297	$17,191
DownREIT limited partners' distributions	2,065	2,046	8,427	8,301
Third-party ownership interest	493	417	1,946	1,645
Noncontrolling interest	$9,055	$7,251	$24,670	$27,137

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1) (Dollars in thousands, except share and per share amounts and in footnotes)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2022	2021	% Change	2022	2021	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$185,165	$136,874		$408,315	$488,554
Adjustments:
Depreciation and amortization	135,758	132,179		539,319	520,066
Gains not included in FFO	(94,416)	-		(111,839)	(145,253)
Impairment loss from unconsolidated co-investments	2,105	-		2,105	-
Depreciation and amortization from unconsolidated co-investments	18,053	16,467		72,585	61,059
Noncontrolling interest related to Operating Partnership units	6,497	4,788		14,297	17,191
Depreciation attributable to third party ownership and other (2)	(357)	(159)		(1,421)	(571)
Funds from operations attributable to common stockholders and unitholders	$252,805	$290,149		$923,361	$941,046
FFO per share-diluted	$3.77	$4.30	-12.3%	$13.70	$13.98	-2.0%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$1,884	$39		$2,132	$203
Deferred tax (benefit) expense on unconsolidated co-investments (3)	(2,373)	10,277		(10,236)	15,668
Gain on sale of marketable securities	(6)	(901)		(12,436)	(3,400)
Change in unrealized (gains) losses on marketable securities, net	(5,573)	(9,332)		57,983	(33,104)
Provision for credit losses	(317)	251		(381)	141
Equity loss (income) from non-core co-investments (4)	6,928	(36,336)		38,045	(55,602)
Loss on early retirement of debt, net	-	28		2	19,010
Loss on early retirement of debt from unconsolidated co-investments	-	7		988	25
Co-investment promote income	-	-		(17,076)	-
Income from early redemption of preferred equity investments and notes receivable	(811)	(209)		(1,669)	(8,469)
General and administrative and other, net	209	261		2,536	1,026
Insurance reimbursements, legal settlements, and other, net	(315)	(35,044)		(5,392)	(35,234)
Core funds from operations attributable to common stockholders and unitholders	$252,431	$219,190		$977,857	$841,310
Core FFO per share-diluted	$3.77	$3.25	16.0%	$14.51	$12.49	16.2%

Weighted average number of shares outstanding diluted (5)	67,003,718	67,480,346		67,374,526	67,335,261

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and twelve months ended December 31, 2022 was $0.8 million and $3.3 million, respectively.

(3)	Represents deferred tax expense (benefit) related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company's share of co-investment loss (income) from technology co-investments.
(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets (Dollars in thousands)
	December 31, 2022	December 31, 2021

Real Estate:
Land and land improvements	$3,043,321	$3,032,678
Buildings and improvements	12,922,906	12,597,249
	15,966,227	15,629,927
Less: accumulated depreciation	(5,152,133)	(4,646,854)
	10,814,094	10,983,073
Real estate under development	24,857	111,562
Co-investments	1,127,491	1,177,802
	11,966,442	12,272,437
Cash and cash equivalents, including restricted cash	42,681	58,638
Marketable securities	112,743	191,829
Notes and other receivables	103,045	341,033
Operating lease right-of-use assets	67,239	68,972
Prepaid expenses and other assets	80,755	64,964
Total assets	$12,372,905	$12,997,873

Unsecured debt, net	$5,312,168	$5,307,196
Mortgage notes payable, net	593,943	638,957
Lines of credit	52,073	341,257
Distributions in excess of investments in co-investments	42,532	35,545
Operating lease liabilities	68,696	70,675
Other liabilities	381,227	393,069
Total liabilities	6,450,639	6,786,699
Redeemable noncontrolling interest	27,150	34,666
Equity:
Common stock	6	7
Additional paid-in capital	6,750,076	6,915,981
Distributions in excess of accumulated earnings	(1,080,176)	(916,833)
Accumulated other comprehensive income (loss), net	46,466	(5,552)
Total stockholders' equity	5,716,372	5,993,603
Noncontrolling interest	178,744	182,905
Total equity	5,895,116	6,176,508
Total liabilities and equity	$12,372,905	$12,997,873

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - December 31, 2022 (Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:

		Weighted Average						Weighted Average Interest Rate	Percentage of Total Debt
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds public - fixed rate	$5,350,000	3.3%	7.7	2023 (4)	$300,000	$2,945	$302,945	3.4%	5.1%
Unamortized net discounts and debt issuance costs	(37,832)	-	-	2024	400,000	3,109	403,109	4.0%	6.8%
Total unsecured debt, net	5,312,168	3.3%	7.7	2025	500,000	133,054	633,054	3.5%	10.7%
				2026	450,000	99,405	549,405	3.5%	9.2%
Mortgage Notes Payable, net				2027	350,000	153,955	503,955	3.7%	8.5%
Fixed rate - secured	371,154	3.6%	3.7	2028	450,000	68,332	518,332	2.2%	8.7%
Variable rate - secured (1)	223,583	3.5%	15.2	2029	500,000	1,456	501,456	4.1%	8.4%
Unamortized premiums and debt issuance costs, net	(794)	-	-	2030	550,000	1,592	551,592	3.1%	9.3%
Total mortgage notes payable, net	593,943	3.5%	8.0	2031	600,000	1,740	601,740	2.3%	10.1%
				2032	650,000	1,903	651,903	2.6%	11.0%
Unsecured Lines of Credit				2033	-	32,126	32,126	3.5%	0.5%
Line of credit (2)	40,000	4.4%	N/A	Thereafter	600,000	95,120	695,120	3.6%	11.7%
Line of credit (3)	12,073	4.4%	N/A	Subtotal	5,350,000	594,737	5,944,737	3.3%	100.0%
Total lines of credit	52,073	4.4%	N/A	Debt Issuance Costs	(29,914)	(2,020)	(31,934)	NA	NA
				(Discounts)/Premiums	(7,918)	1,226	(6,692)	NA	NA
Total debt, net	$5,958,184	3.3%	7.7	Total	$5,312,168	$593,943	$5,906,111	3.3%	100.0%

Capitalized interest for the three and twelve months ended December 31, 2022 was approximately $0.4 million and $2.3 million, respectively.

(1)	$223.6 million of variable rate debt is tax exempt to the note holders.
(2)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2027 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

(3)
This unsecured line of credit facility has a capacity of $35 million and a scheduled maturity date in July 2024. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

(4)
In October 2022, the Company obtained a new $300.0 million unsecured term loan priced at Adjusted SOFR plus 0.85%. The loan has been swapped to an all-in fixed rate of 4.2% and matures in October 2024 with three 12-month extension options, exercisable at the Company’s option. The loan includes a 6-month delayed draw feature with the proceeds expected to be drawn in April 2023 to repay the Company’s $300.0 million unsecured notes due in May 2023. As a result, the Company currently anticipates no refinancing needs until 2024.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2022
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,958,184
				Debt to Total Assets:	34%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			64,605
Limited partnership units (1)			2,272
Options-treasury method			4	Secured Debt to Total Assets:	3%	< 40%
Total shares of common stock and potentially dilutive securities			66,881

Common stock price per share as of December 31, 2022			$211.92
				Interest Coverage:	579%	> 150%
Total equity capitalization			$14,173,422

Total market capitalization			$20,131,606	Unsecured Debt Ratio (2):	287%	> 150%

Ratio of debt to total market capitalization			29.6%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.6
Moody’s	Baa1	Stable
Standard & Poor’s	BBB+	Stable		Unencumbered NOI to Adjusted Total NOI:	95%

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(1) Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of December 31, 2022

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (5)	Consolidated	Unconsolidated Co-investments (4)	Total (5)

Southern California
Los Angeles County	9,538	1,586	-	11,124	$2,634	$2,531	$2,626	18.0%	13.9%	17.6%
Orange County	5,189	1,149	-	6,338	2,619	2,330	2,590	10.6%	10.7%	10.6%
San Diego County	4,824	795	264	5,883	2,439	2,405	2,436	9.1%	7.5%	9.0%
Ventura County and Other	2,600	693	-	3,293	2,247	2,604	2,292	4.7%	7.5%	5.0%
Total Southern California	22,151	4,223	264	26,638	2,543	2,467	2,536	42.4%	39.6%	42.2%

Northern California
Santa Clara County (6)	8,749	1,774	-	10,523	2,909	2,877	2,906	19.6%	17.8%	19.5%
Alameda County	3,959	1,512	-	5,471	2,597	2,574	2,593	7.4%	14.8%	8.0%
San Mateo County	2,561	195	-	2,756	3,024	3,673	3,048	5.2%	2.1%	5.0%
Contra Costa County	2,619	-	-	2,619	2,639	-	2,639	5.3%	0.0%	4.8%
San Francisco	1,342	537	-	1,879	2,885	3,327	2,959	2.5%	5.9%	2.8%
Total Northern California	19,230	4,018	-	23,248	2,822	2,859	2,825	40.0%	40.6%	40.1%

Seattle Metro	10,341	2,184	-	12,525	2,164	2,085	2,156	17.6%	19.8%	17.7%

Total	51,722	10,425	264	62,411	$2,571	$2,535	$2,567	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended December 31, 2022, divided by the number of apartment homes as of December 31, 2022.

(2)	Represents the percentage of actual NOI for the quarter ended December 31, 2022. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes development communities with no rental income.
(4)	Co-investment amounts weighted for Company's pro rata share.
(5)	At Company's pro rata share.
(6)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q4 '22	Q3 '22	Q2 '22	Q1 '22	Q4 '21

Rental and other property revenues:
Same-property	49,119	$381,383	$378,299	$371,140	$354,154	$345,271
Acquisitions (2)	479	2,723	2,570	1,753	1,747	916
Development (3)	1,275	11,201	11,327	11,184	9,427	8,785
Redevelopment	164	1,418	1,422	1,491	1,435	1,498
Non-residential/other, net (4)	685	13,468	14,676	14,939	15,037	14,156
Straight-line rent concessions (5)	-	2,164	(1,432)	(3,267)	(2,584)	(1,461)
Total rental and other property revenues	51,722	412,357	406,862	397,240	379,216	369,165

Property operating expenses:
Same-property		109,069	110,688	104,998	107,842	104,908
Acquisitions (2)		1,111	877	540	556	324
Development (3)		4,285	4,550	4,313	3,922	3,571
Redevelopment		654	662	600	687	590
Non-residential/other, net (4) (6)		2,487	3,266	3,069	3,093	2,555
Total property operating expenses		117,606	120,043	113,520	116,100	111,948

Net operating income (NOI):
Same-property		272,314	267,611	266,142	246,312	240,363
Acquisitions (2)		1,612	1,693	1,213	1,191	592
Development (3)		6,916	6,777	6,871	5,505	5,214
Redevelopment		764	760	891	748	908
Non-residential/other, net (4)		10,981	11,410	11,870	11,944	11,601
Straight-line rent concessions (5)		2,164	(1,432)	(3,267)	(2,584)	(1,461)
Total NOI		$294,751	$286,819	$283,720	$263,116	$257,217

Same-property metrics
Operating margin		71%	71%	72%	70%	70%
Annualized turnover (7)		42%	49%	41%	34%	37%
Financial occupancy (8)		96.0%	96.0%	96.1%	96.3%	96.1%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2021.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2021.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)	Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.
(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Fourth Quarter 2022 vs. Fourth Quarter 2021 and Third Quarter 2022
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q4 '22 % of Actual NOI	Q4 '22	Q4 '21	% Change	Q4 '22	Q4 '21	% Change	Q4 '22	Q4 '21	% Change	Q3 '22	% Change

Southern California
Los Angeles County	8,982	18.1%	$2,647	$2,472	7.1%	96.4%	95.8%	0.6%	$71,362	$64,923	9.9%	$70,583	1.1%
Orange County	5,189	11.2%	2,619	2,377	10.2%	96.5%	96.4%	0.1%	41,056	37,163	10.5%	40,253	2.0%
San Diego County	4,582	9.1%	2,434	2,153	13.1%	96.4%	96.7%	-0.3%	33,513	29,358	14.2%	32,941	1.7%
Ventura County	2,253	4.3%	2,223	2,016	10.3%	96.1%	97.1%	-1.0%	15,304	14,084	8.7%	15,439	-0.9%
Total Southern California	21,006	42.7%	2,548	2,330	9.4%	96.4%	96.2%	0.2%	161,235	145,528	10.8%	159,216	1.3%

Northern California
Santa Clara County	8,177	19.2%	2,880	2,693	6.9%	95.8%	96.3%	-0.5%	71,126	64,214	10.8%	70,616	0.7%
Alameda County	3,959	7.8%	2,597	2,481	4.7%	95.9%	96.0%	-0.1%	30,496	28,971	5.3%	30,713	-0.7%
San Mateo County	1,962	4.3%	2,966	2,819	5.2%	95.0%	95.6%	-0.6%	17,684	15,860	11.5%	18,088	-2.2%
Contra Costa County	2,619	5.5%	2,639	2,499	5.6%	96.2%	96.3%	-0.1%	21,096	19,668	7.3%	21,210	-0.5%
San Francisco	1,178	2.3%	2,809	2,697	4.2%	95.2%	95.4%	-0.2%	10,186	9,391	8.5%	10,141	0.4%
Total Northern California	17,895	39.1%	2,787	2,632	5.9%	95.8%	96.1%	-0.3%	150,588	138,104	9.0%	150,768	-0.1%

Seattle Metro	10,218	18.2%	2,168	1,968	10.2%	95.8%	95.7%	0.1%	69,560	61,639	12.9%	68,315	1.8%

Total Same-Property	49,119	100.0%	$2,556	$2,365	8.1%	96.0%	96.1%	-0.1%	$381,383	$345,271	10.5%	$378,299	0.8%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Twelve months ended December 31, 2022 vs. Twelve months ended December 31, 2021
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	YTD 2022 % of Actual NOI	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change

Southern California
Los Angeles County	8,982	18.3%	$2,581	$2,434	6.0%	96.2%	96.1%	0.1%	$279,271	$248,392	12.4%
Orange County	5,189	10.8%	2,532	2,290	10.6%	96.1%	97.1%	-1.0%	156,870	142,399	10.2%
San Diego County	4,582	9.0%	2,332	2,071	12.6%	96.4%	97.3%	-0.9%	129,234	115,746	11.7%
Ventura County	2,253	4.4%	2,144	1,957	9.6%	96.1%	97.8%	-1.7%	59,532	54,789	8.7%
Total Southern California	21,006	42.5%	2,468	2,268	8.8%	96.2%	96.7%	-0.5%	624,907	561,326	11.3%

Northern California
Santa Clara County	8,177	19.2%	2,807	2,677	4.9%	96.4%	96.5%	-0.1%	277,484	252,555	9.9%
Alameda County	3,959	7.9%	2,555	2,458	3.9%	96.0%	96.2%	-0.2%	120,812	113,578	6.4%
San Mateo County	1,962	4.5%	2,922	2,818	3.7%	95.8%	95.2%	0.6%	69,950	63,620	9.9%
Contra Costa County	2,619	5.5%	2,589	2,471	4.8%	96.1%	96.6%	-0.5%	82,943	78,172	6.1%
San Francisco	1,178	2.4%	2,760	2,680	3.0%	95.9%	95.8%	0.1%	40,367	37,610	7.3%
Total Northern California	17,895	39.5%	2,729	2,614	4.4%	96.1%	96.2%	-0.1%	591,556	545,535	8.4%

Seattle Metro	10,218	18.0%	2,100	1,914	9.7%	95.8%	96.2%	-0.4%	268,512	239,819	12.0%

Total Same-Property	49,119	100.0%	$2,486	$2,320	7.2%	96.1%	96.4%	-0.3%	$1,484,975	$1,346,680	10.3%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of December 31, 2022 and 2021
(Dollars in thousands)

	Based on 49,119 apartment homes
	Q4 '22	Q4 '21	% Change	% of Op. Ex.	YTD 2022	YTD 2021	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$41,373	$40,978	1.0%	37.9%	$163,967	$163,671	0.2%	37.9%
Maintenance and repairs (1)	23,228	22,480	3.3%	21.3%	92,154	85,995	7.2%	21.3%
Administrative	15,936	16,137	-1.2%	14.6%	66,131	65,641	0.7%	15.3%
Utilities	22,826	20,104	13.5%	21.0%	88,681	80,651	10.0%	20.5%
Insurance and other	5,706	5,209	9.5%	5.2%	21,664	20,807	4.1%	5.0%
Total same-property operating expenses	$109,069	$104,908	4.0%	100.0%	$432,597	$416,765	3.8%	100.0%

(1) Maintenance and repairs also includes compensation related costs.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - December 31, 2022
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 12/31/22 (3)	% Leased as of 2/6/23 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Land Held for Future Development - Consolidated
Other Projects	Various	100%	-	-	$25	$-	$25	$25
Total Development Pipeline - Consolidated			-	-	25	-	25	25

Development Projects - Joint Venture (4)
LIVIA (fka Scripps Mesa Apartments) (5)	San Diego, CA	51%	264	2,000	77	25	102	52	383	0%	0%	0%	Q3 2020	Q2 2023	Q1 2024
Total Development Projects - Joint Venture			264	2,000	77	25	102	52	$383

Grand Total - Development Pipeline			264	2,000	$102	$25	$127	77
Essex Cost Incurred to Date - Pro Rata								(64)
Essex Remaining Commitment								$13

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.
(3)	Calculations are based on multifamily operations only.
(4)
For the fourth quarter of 2022, the Company's cost includes $0.2 million of capitalized interest, $0.3 million of capitalized overhead and $0.7 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - December 31, 2022 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 '22	Trailing 4 Quarters
Same-property portfolio	$24,140	$67,811
Non-same property portfolio	472	1,169
Total revenue generating capital expenditures	$24,612	$68,980

Number of same-property interior renovations	816	3,697
Number of total consolidated interior renovations	836	3,818

Non-Revenue Generating Capital Expenditures (3)	Q4 '22	Trailing 4 Quarters

Non-revenue generating capital expenditures	$46,582	$138,280
Average apartment homes in quarter	51,847	51,796
Capital expenditures per apartment homes in the quarter	$898	$2,670

(1)	The Company incurred $0.1 million of capitalized interest, $3.8 million of capitalized overhead and $0.3 million of co-investment fees related to redevelopment in Q4 2022.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - December 31, 2022
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022

Operating and Other Non-Consolidated Joint Ventures									NOI
Wesco I, III, IV, V, VI, Essex JV, LLC (1)	54%	5,975	$2,132,041	$1,439,603	$178,552	2.9%	3.8		$29,825	$114,880
BEXAEW, BEX II, BEX IV, and 500 Folsom	50%	3,083	1,246,432	549,340	238,537	3.2%	8.4	(4)	15,468	60,612
Other (2)	52%	1,367	559,471	408,294	74,742	3.6%	2.4		7,108	27,500
Total Operating and Other Non-Consolidated Joint Ventures		10,425	$3,937,944	$2,397,237	$491,831	3.1%	4.6		$52,401	$202,992
Development Non-Consolidated Joint Ventures (3)	51%	264	76,624	89,250	12,994	1.9%	37.4	(5)	-	-
Total Non-Consolidated Joint Ventures		10,689	$4,014,568	$2,486,487	$504,825	3.1%	5.8		$52,401	$202,992

									Essex Portion of NOI and Expenses
NOI									$28,036	$107,850
Depreciation									(18,053)	(72,585)
Interest expense and other									(11,934)	(39,977)
Equity loss from non-core co-investments									(6,928)	(38,045)
Loss on early retirement of debt from unconsolidated co-investment									-	(988)
Impairment loss from unconsolidated co-investment									(2,105)	(2,105)
Co-investment promote income									-	17,076
Net income from operating and other co-investments									$(10,984)	$(28,774)

						Weighted Average Preferred Return	Weighted Average Expected Term
									Income from Preferred Equity Investments
Income from preferred equity investments									$13,258	$53,946
Income from early redemption of preferred equity investments									-	858
Preferred Equity Investments (6)					$580,134	9.7%	2.6		$13,258	$54,804

Total Co-investments					$1,084,959				$2,274	$26,030

(1)
As of December 31, 2022, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $41.7 million due to distributions received in excess of the Company's investment.

(2)
As of December 31, 2022, the Company’s investments in Expo and Century Towers were classified as a liability of $0.8 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(3)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(4)	$132.0 million of the debt related to 500 Folsom, one of the Company's co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(5)	LIVIA (fka Scripps Mesa Apartments) has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(6)	As of December 31, 2022, the Company has invested in 25 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2023 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.

	2022	2023 Full-Year Guidance Range
($'s in thousands, except per share data)	Actuals (1)	Low End	High End	Comments About 2023 Full-Year Guidance

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$1,133,525	$1,154,500	$1,181,500	Includes a range of same-property NOI growth of 2.3% to 4.9%

Straight-Line Rent Concessions from Consolidated Communities	(5,119)	2,300	(3,700)	Reflects the non-cash impact of recording lease concessions on a straight-line basis

Management Fees	11,139	10,700	11,700

Interest Expense
Interest expense, before capitalized interest	(199,180)	(207,400)	(203,800)
Interest capitalized	2,289	100	700
Net interest expense	(196,891)	(207,300)	(203,100)

Recurring Income and Expenses
Interest and other income	20,119	15,500	17,500
FFO from co-investments	121,623	109,600	113,100
General and administrative	(54,041)	(55,500)	(57,500)
Corporate-level property management expenses	(40,704)	(45,200)	(46,200)
Non-controlling interest	(11,794)	(12,100)	(11,100)
Total recurring income and expenses	35,203	12,300	15,800

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(2,132)
Deferred tax benefit on unconsolidated co-investments	10,236
Gain on sale of marketable securities	12,436
Change in unrealized losses on marketable securities, net	(57,983)
Provision for credit losses	381
Equity loss from non-core co-investments	(38,045)
Loss on early retirement of debt, net	(2)
Loss on early retirement of debt from unconsolidated co-investments	(988)
Co-investment promote income	17,076
Income from early redemption of preferred equity investments	1,669
General and administrative and other, net	(2,536)
Insurance reimbursements, legal settlements, and other, net	5,392
Total non-core income and expenses	(54,496)	-	-

Funds from Operations (2)	$923,361	$972,500	$1,002,200

Funds from Operations per diluted Share	$13.70	$14.53	$14.97

% Change - Funds from Operations	-2.0%	6.1%	9.3%

Core Funds from Operations (excludes non-core items)	$977,857	$972,500	$1,002,200

Core Funds from Operations per diluted Share	$14.51	$14.53	$14.97

% Change - Core Funds from Operations	16.2%	0.1%	3.2%

EPS - Diluted	$6.27	$5.35	$5.79

Weighted average shares outstanding - FFO calculation	67,375	66,950	66,950
(1)	All non-core items are excluded from the 2022 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2023 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2023 Guidance Range (1)
		1st Quarter 2023		Full-Year 2023
	2022
	Actuals	Low	High	Low	High
EPS - diluted	$6.27	$1.21	$1.33	$5.35	$5.79
Conversion from GAAP share count	(0.21)	(0.04)	(0.04)	(0.19)	(0.19)
Impairment Loss from unconsolidated co-investments	0.03	-	-	-	-
Depreciation and amortization	9.08	2.30	2.30	9.19	9.19
Noncontrolling interest related to Operating Partnership units	0.19	0.04	0.04	0.18	0.18
Gain on sale of real estate	(1.40)	-	-	-	-
Gain on remeasurement of co-investment	(0.26)	-	-	-	-
FFO per share - diluted	$13.70	$3.51	$3.63	$14.53	$14.97
Expensed acquisition and investment related costs	0.03	-	-	-	-
Deferred tax benefit on unconsolidated co-investments	(0.15)	-	-	-	-
Gain on sale of marketable securities	(0.18)	-	-	-	-
Change in unrealized losses on marketable securities, net	0.86	-	-	-	-
Provision for credit losses	(0.01)	-	-	-	-
Equity loss from non-core co-investments	0.56	-	-	-	-
Loss on early retirement of debt, net	-	-	-	-	-
Loss on early retirement of debt from unconsolidated co-investments	0.01	-	-	-	-
Co-investment promote income	(0.25)	-	-	-	-
Income from early redemption of preferred equity investments	(0.02)	-	-	-	-
General and administrative and other, net	0.04	-	-	-	-
Insurance reimbursements, legal settlements, and other, net	(0.08)	-	-	-	-
Core FFO per share - diluted	$14.51	$3.51	$3.63	$14.53	$14.97

(1)
2023 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of December 31, 2022
(Dollars in thousands)

Acquisitions

Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price		Price per Apartment Home	Average Rent

Vela	Woodland Hills, CA	379	50%	JV	Jan-22	$183,000	(1)	$483	$2,729
	Q1 2022	379				$183,000		$483

Regency Palm Court and Windsor Court (2)	Los Angeles, CA	211	100%	EPLP	Jul-22	$32,868		$313	$1,787
	Q3 2022	211				$32,868		$313

	2022 Total	590				$215,868		$366

Dispositions

	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sale Price	Price per Apartment Home

Anavia	Anaheim, CA	250	100%	EPLP	Nov-22	$160,000	$640
	Q4 2022	250				$160,000	$640

	2022 Total	250				$160,000	$640

(1)	Represents the contract price for the entire property, not the Company’s share.
(2)
In July 2022, the Company acquired its joint venture partner’s 49.8% minority interest in two apartment communities, consisting of 211 apartment homes located in Los Angeles, CA, for a contract price of $32.9 million.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for Fourth Quarter 2022	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial	Total
Operating apartment community units	49,119	12,229	61,348	N/A	N/A

Cash delinquencies as % of scheduled rent	1.1%	1.5%	1.1%	N/A	N/A
Reported delinquencies as % of scheduled rent (1)	1.1%	1.5%	1.1%	N/A	N/A
Reported delinquencies in 4Q 2022 (2) (3)	$(4.0)	$(0.9)	$(4.9)	$0.3	$(4.6)
Reported delinquencies in 4Q 2021 (2)	$(6.7)	$(1.4)	$(8.1)	$0.8	$(7.3)

YoY impact to 4Q 2022 Core FFO per share	$0.04	$0.01	$0.05	$(0.01)	$0.04
YoY impact to Core FFO per share growth	1.2%	0.2%	1.5%	-0.2%	1.2%

Total cumulative cash delinquencies (4) (5)	$(77.9)	$(12.0)	$(89.9)	N/A	N/A
Net accounts receivable balance	$3.4	$-	$3.4	N/A	N/A

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended December 31, 2022
(2)	Co-investment delinquencies reported at the Company's pro rata share.
(3)	Commercial delinquencies in 4Q 2022 co-investment amounts at the Company's pro rata share.
(4)	Represents cash delinquencies from the period of April 1, 2020 to December 31, 2022. This includes $3.4 million of the net accounts receivable balance.
(5)
The Company, including its co-investments, has received Emergency Rental Assistance payments of $3.7 million and $64.3 million for the three months ended December 31, 2022 and the period from April 1, 2020 to December 31, 2022, respectively

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis
	Preliminary Estimate
Same-Property Portfolio	January 2023	4Q 2022		4Q 2022	4Q 2021	YTD 2022	YTD 2021
Cash delinquencies as % of scheduled rent (1)	3.1%	1.1%	Reported rental revenue (cash basis concessions)	$381.4	$345.3	$1,485.0	$1,346.7
			Straight-line rent impact to rental revenue	1.8	(1.6)	(5.0)	(10.6)
New lease rates (2)	-0.6%	0.8%	GAAP rental revenue	$383.2	$343.7	$1,480.0	$1,336.1
Renewal rates (2)	5.5%	7.6%
Blended rates	2.2%	3.8%	% change - reported rental revenue	10.5%		10.3%
			% change - GAAP rental revenue	11.5%		10.8%
Financial occupancy	96.4%	96.0%

(1)	The Company's same-property portfolio has received Emergency Rental Assistance payments of $0.3 million and $2.6 million in January 2023 and for the three months ended December 31, 2022, respectively.
(2)	Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-17  E S S E X P R O P E R T Y T R U S T, I N C                                2023 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions                                                     Forecast Summary:           Forecast Assumptions:            2023 GDP Growth = +0.4%   Fed policy spurs weaker job growth into mid-2023, and decelerating rent growth   Dec-23 unemployment rate = 4.7%, US Job Growth = -0.2% (TTM avg)   High mortgage rates shift rent/buy equation, supporting rental demand   2023 Supply growth in ESS markets remains below 1%      Macro uncertainty remains elevated near-term, with inflation a key catalyst                                               Residential Supply (1)     Job Forecast (2)     Rent Forecast (3)  Market     New MF Supply  New SF   Supply  Total Supply  MF Supply   as % of MF   Stock  Total Supply as % of Stock     Q4 YOY   New Jobs  Q4 YOY Growth   TTM YOY Growth     TTM YOY   Growth                                         Los Angeles     10,700  6,450  17,150  0.7%  0.5%     0  0.0%  0.4%     2.4%  Orange County     2,500  3,300  5,800  0.6%  0.5%     0  0.0%  0.3%     2.0%  San Diego     3,300  2,950  6,250  0.7%  0.5%     2,000  0.1%  0.2%  1.9%  Ventura     900  200  1,100  1.4%  0.4%     0  0.0%  0.4%     1.6%  So. Cal.     17,400  12,900  30,300  0.7%  0.5%     2,000  0.0%   0.3%      2.1%                                         San Francisco     2,150  550  2,700  0.6%  0.4%     2,000  0.2%  1.2%     2.3%  Oakland     2,500  3,050  5,550  0.7%  0.5%     500  0.0%  0.3%  1.2%  San Jose     2,300  2,200  4,500  0.9%  0.6%     2,000  0.2%  0.5%     2.6%  No. Cal.     6,950  5,800  12,750  0.7%  0.5%     4,500  0.1%   0.7%      2.1%                                         Seattle     9,550  4,900  14,450  1.9%  1.1%     3,000  0.2%  0.4%     1.3%                                         Total/Weighted Avg. (4)     33,900  23,600  57,500  0.8%  0.6%     9,500  0.1%  0.4%     2.0%  Data based on third-party macroeconomic projections and Essex Market Analytics forecasts.                                                        (1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.                                          (2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q23 over 4Q22, expressed as total new jobs and growth rates, and trailing 12-month 2023 vs 2022 growth rates.                                         (3) Rent Forecast: The estimated rent growth represents the forecasted change in economic rents for trailing 1

2-month 2023 vs 2022, and excludes submarkets not targeted by Essex.                                         (4) Weighted Average: Rent growth rates are weighted by scheduled rent in the Company's Portfolio.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-17.1  E S S E X P R O P E R T Y T R U S T, I N C                             Divergent Supply Trends in 2023 are Set to Benefit Essex’s Relative Market Fundamentals                 Contrary to the rest of the country where multifamily supply is increasing relative to their employed populations in 2023, Essex’s supply-constrained markets are expected to benefit from fewer apartment deliveries.  2023 Multifamily Supply Growth by Major Metro  Trailing twelve months units as proportion of total nonfarm payrolls  New Multifamily Supply relative to Employment Base  Trailing twelve months expected deliveries relative to total nonfarm payrolls  Source: Bureau of Labor Statistics (actuals), Oxford Economics (forecasts), RealPage, and Essex internal estimates.  (1) Sunbelt markets include: Austin, Dallas, Houston, Charlotte, Raleigh, Atlanta, Nashville, Las Vegas, Phoenix, Miami, Orlando, and Tampa.  Market  2023E Supply / Total Employment  2023E    Supply  2023E Employment   (in 000’s)  Austin  2.0%  25,600  1,275  Charlotte  1.4%  18,600  1,334  Philadelphia  1.4%  13,500  981  Nashville  1.3%  14,400  1,131  Phoenix  1.2%  28,200  2,342  Denver  1.2%  19,200  1,596  Orlando  1.0%  13,300  1,387  Dallas  0.9%  26,800  2,990  Boston  0.8%  9,900  1,305  Atlanta  0.8%  22,900  3,014  Miami  0.8%  9,700  1,280  Washington D.C.  0.7%  18,200  2,754  Houston  0.6%  19,700  3,303  Tampa  0.5%  7,800  1,481  Seattle  0.5%  9,550  1,817  Ventura  0.3%  900  313  New York  0.3%  18,400  7,211  Los Angeles  0.2%  10,700  4,612  San Diego  0.2%  3,300  1,540  Oakland  0.2%  2,500  1,200  San Jose  0.2%  2,300  1,196  San Francisco  0.2%  2,150  1,225  Orange County  0.1%  2,500  1,682

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation
The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended December 31, 2022
Net income available to common stockholders	$185,165
Adjustments:
Net income attributable to noncontrolling interest	9,055
Interest expense, net (1)	51,101
Depreciation and amortization	135,758
Income tax provision	78
Gain on sale of real estate and land	(94,416)
Impairment loss from unconsolidated co-investments	2,105
Co-investment EBITDAre adjustments	29,859
EBITDAre	318,705

Gain on sale of marketable securities	(6)
Change in unrealized gains (losses) on marketable securities, net	(5,573)
Provision for credit losses	(317)
Equity (loss) income from non-core co-investments	6,928
Deferred tax benefit (expense) on unconsolidated co-investments	(2,373)
General and administrative and other, net	209
Insurance reimbursements and legal settlements, net	(315)
Income from early redemption of preferred equity investments	(811)
Expensed acquisition and investment related costs	1,884
Adjusted EBITDAre	$318,331

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Encumbered
Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.
Funds From Operations (“FFO”) and Core FFO
FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.
The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.
Interest Expense, Net
Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Interest expense	$52,298	$204,798
Adjustments:
Total return swap income	(1,197)	(7,907)
Interest expense, net	$51,101	$196,891

Immediately Available Liquidity
The Company's immediately available liquidity as of February 6, 2023, consisted of the following (Dollars in millions):

February 6, 2023
Unsecured credit facility - committed	$1,235
Balance outstanding	113
Undrawn portion of line of credit	$1,122
Cash, cash equivalents & marketable securities	140
Total liquidity	$1,262

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre
This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$5,958,184
Total debt from co-investments at pro rata share	1,328,569
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	38,626
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	6,545
Consolidated cash and cash equivalents-unrestricted	(33,295)
Pro rata co-investment cash and cash equivalents-unrestricted	(32,767)
Marketable securities	(128,026)
Net Indebtedness	$7,137,836

Adjusted EBITDAre, annualized (1)	$1,273,324
Other EBITDAre normalization adjustments, net, annualized (2)	(8,466)
Adjusted EBITDAre, normalized and annualized	$1,264,858

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.6

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations
NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Earnings from operations	$228,143	$101,262	$595,229	$529,995
Adjustments:
Corporate-level property management expenses	10,172	9,076	40,704	36,211
Depreciation and amortization	135,758	132,179	539,319	520,066
Management and other fees from affiliates	(2,826)	(2,431)	(11,139)	(9,138)
General and administrative	16,036	17,092	56,577	51,838
Expensed acquisition and investment related costs	1,884	39	2,132	203
Gain on sale of real estate and land	(94,416)	-	(94,416)	(142,993)
NOI	294,751	257,217	1,128,406	986,182
Less: Non-same property NOI	(22,437)	(16,854)	(76,027)	(56,267)
Same-Property NOI	$272,314	$240,363	$1,052,379	$929,915

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants
Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").
The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.
Secured Debt
Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.
Unencumbered NOI to Adjusted Total NOI
This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2022, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2022 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income ("NOI") and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q4'22 (1)
NOI	$1,179,004
Adjustments:
NOI from real estate assets sold or held for sale	(3,109)
Other, net (2)	(11,574)
Adjusted Total NOI	1,164,321
Less: Encumbered NOI	(62,766)
Unencumbered NOI	$1,101,555

Encumbered NOI	$62,766
Unencumbered NOI	1,101,555
Adjusted Total NOI	$1,164,321

Unencumbered NOI to Adjusted Total NOI	95%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.4